                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 7, 2002
                                 (March 4, 2002)


                            ARKANSAS BEST CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-19969                71-0673405
      ---------------                 ------------         -------------------
      (State or other                 (Commission             (IRS Employer
      jurisdiction of                 File Number)         Identification No.)
     incorporation or
       organization)


                             3801 Old Greenwood Road
                           Fort Smith, Arkansas 72903
                                 (479) 785-6000

  ---------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

ITEM 5. OTHER EVENTS.

             ARKANSAS BEST CORPORATION TO TAKE A NON-CASH IMPAIRMENT
                 CHARGE OF $23.9 MILLION ON ITS CLIPPER GOODWILL


(Fort Smith, Arkansas, March 4, 2002) -- Arkansas Best Corporation (NASDAQ/NMS - "ABFS") announced today that it has performed the required transitional impairment testing on the goodwill associated with Clipper, as specified by the Financial Accounting Standards Board's ("FASB's") new goodwill accounting rules. These rules were effective for Arkansas Best on January 1, 2002. As a result, Arkansas Best will recognize, during the first quarter of 2002, a non-cash impairment loss of $23.9 million, net of taxes, thus eliminating all of the $37.5 million of Clipper goodwill from Arkansas Best's balance sheet. This impairment loss results from a required change in the method of determining recoverable goodwill and will be reported as a change in accounting principle, as required by the FASB's new standard.

Arkansas Best also performed transitional impairment testing on the $63.8 million of goodwill associated with ABF Freight System, Inc.(R) and found there to be no indication of impairment with respect to this goodwill.

Another impact of the new rules on Arkansas Best is that it will no longer amortize its goodwill. Arkansas Best's annual goodwill amortization for 2001 reduced earnings per diluted common share by $0.14.

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are "forward-looking statements." Terms such as "estimate," "expect," "predict," "plan," "anticipate," "believe," "intend," "should," "would," "scheduled," and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best's subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims and employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC public filings.

Contact: Mr. David E. Loeffler, Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6157

                Mr. David Humphrey, Director of Investor Relations
                Telephone: (479) 785-6200

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ARKANSAS BEST CORPORATION

                                  (Registrant)

Date:  March 7, 2002               /s/ David E. Loeffler
                                   -----------------------
                                       David E. Loeffler,
                                       Vice President- Chief Financial Officer
                                         and Treasurer